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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ----------------

                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               November 4, 1997
               Date of Report (Date of earliest event reported)



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                            WASTE MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


            1-7327                                           36-2660763
    (Commission File Number)                               (IRS Employer
                                                         Identification No.)


               3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS          60523
                (Address of principal executive offices)         (Zip code)


                                (630) 572-8800
             (Registrant's telephone number, including area code)

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Item 5.  Other Events.
         ------------

On November 4, 1997, the registrant announced that its Board of Directors had elected two new directors. The registrant indicated that the two new directors are Roderick M. Hills, 66, a former Chairman of the Securities and Exchange Commission, President of Hills Enterprises Ltd. and current Vice Chairman of the Board of Oak Industries, Inc. and John C. Pope, 48, Chairman of the Board of MotivePower Industries, Inc. and formerly President and Chief Operating Officer of UAL Corporation and United Airlines. The registrant further indicated the Board had been expanded by one member with the election of Messrs. Hills and Pope.

The registrant also announced that its Board had established a new Search Committee, which will be chaired by its acting Chairman and Chief Executive Officer, Robert S. Miller, to seek a new Chief Executive Officer to succeed Ronald T. LeMay, who resigned last week. The registrant indicated that the other Search Committee members include Professor Pastora San Juan Cafferty, Mr. Pope, Steven G. Rothmeier and Peer Pedersen, and that the committee had engaged an executive recruiting firm, Heidrick & Struggles, to assist its search.

The registrant further announced changes affecting three Board committees:

     . The Audit Committee's membership is now composed of Messrs. Hills, who serves as Chairman, Miller, Rothmeier, Pope and James Peterson. The Audit Committee is overseeing the management review of the registrant's North American operating assets and investments begun in the third quarter. As previously announced, depending on the outcome of this review, the registrant could record a charge to income in the fourth quarter that could be material to its results of operations for the year. While final decisions are not expected to be made on a variety of accounting-related matters until late in the quarter or early next year, these decisions could result in lower future reported earnings. The possibility exists that as work on this project progresses or new developments occur, the Audit Committee could determine that a restatement of prior-period earnings is appropriate.

     . The role of the Nominating Committee has been expanded to expressly include Board practices and corporate governance issues. To reflect its new role, the committee has been renamed the Nominating and Governance Committee, with Alexander B. Trowbridge as its chair and
          H. Jesse Arnelle, Mr. Miller and Paul M. Montrone as its members.

     . The Executive Committee now comprises Messrs. Miller, Peterson and Peer Pedersen, with Mr. Miller serving as the Committee's Chairman. Former Chairman and CEO Dean L. Buntrock is no longer a member of this committee.

The registrant also announced that its Board of Directors had elected Mark T. Spears, 40, as Controller of the registrant, succeeding Thomas C. Hau, 62, who had served in this position since 1990 and who plans to retire from the registrant in early 1998. The registrant noted that Mr. Spears had been named Vice President and Assistant Controller of the registrant in July 1997.

Except for historical data, the information in this report constitutes forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks and the statements should be viewed with caution. Actual results or experience could differ materially from the
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forward-looking statements as a result of many factors, including the ability of the Company to meet anticipated price increase and new business sales goals, fluctuation in recyclable commodity prices, adverse weather conditions, slowing of the overall economy, increased interest costs arising from a change in the Company's leverage, failure of the Company's plans to produce the cost savings anticipated by the Company, the timing and magnitude of capital expenditures, inability to obtain or retain permits necessary to operate disposal or other facilities or otherwise complete project development activities, inability to complete contemplated dispositions of Company businesses and assets at anticipated prices and terms, and the timing and cost of the Company's stock repurchases.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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  No financial statements or pro forma financial information are required to be filed as a part of this report. There are no exhibits filed as part of this report.
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                                 SIGNATURES
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  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WASTE MANAGEMENT, INC.



                                       By:  /s/ Herbert A. Getz
                                            -------------------
                                            Herbert A. Getz
                                            Senior Vice President

Dated:  November 5, 1997